UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2020

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

		TN		62-1120025
(State or other jurisdiction of incorporation)				(I.R.S. Employer Identification No.)
1915 Snapps Ferry Road	Building N	Greeneville	TN	37745
(Address of principal executive offices)				(Zip Code)

000-22490
(Commission File Number)
Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FWRD	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2. FINANCIAL INFORMATION.
Item 2.02.    Results of Operations and Financial Condition.
Preliminary Financial Information

For the three months ended June 30, 2020, on a continuing operations basis, the Company anticipates operating revenue of approximately $280 million and net income per diluted share of $0.30 to $0.34.

“We are continuing to recover from the impacts of COVID-19, which hit us hardest in April. During the back half of the second quarter our teams drove improved volumes and solid business performance. By June our top and bottom lines were ahead of last year on a continuing operations basis. Even when adjusting for the impact of last year’s large vehicular reserves our June performance was comparable, which is a sign of how far we have come from the worst of this perfect storm,” said Tom Schmitt, Chairman, President and CEO.

Since we are currently in our quiet period prior to our release of earnings results for the second quarter of 2020, our management team will not be discussing our second quarter financial performance until our second quarter earnings call which is scheduled to occur on Friday, July 31, 2020 at 9:00 a.m. EDT.

The preliminary estimated information set forth above does not represent a comprehensive statement of our results of operations or financial condition as of or for the quarter ended June 30, 2020. The final comprehensive statements of our results of operations and financial condition as of and for the quarter ended June 30, 2020 may vary from our current expectations and may be different from the information described above as our quarterly financial statement close process is not yet complete and additional developments and adjustments may arise between now and the time the financial information for this period is finalized. In addition, these preliminary estimates are not necessarily indicative of the results to be achieved for the remainder of 2020 or in any future period. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control particularly future developments relating to the COVID-19 pandemic which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to treat or contain COVID-19 or to otherwise limit its impact, among others.

Accordingly, you should not place undue reliance on the preliminary estimated financial information.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SECTION 8. OTHER EVENTS.
Item 8.01.    Other Events.
On July 21, 2020, our Board of Directors declared a quarterly cash dividend of $0.18 per share of common stock. The dividend is payable to shareholders of record at the close of business on August 20, 2020 and is expected to be paid on September 9, 2020. This quarterly dividend is made pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.72 for the full year 2020, payable in quarterly increments of $0.18 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company’s financial performance and position.

  SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: July 23, 2020	By:	/s/ Michael J. Morris
Michael J. Morris Chief Financial Officer and Treasurer